UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 15, 2020
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Shares, $1.00 par value	AXTA	New York Stock Exchange
(Title of class)	(Trading symbol)	(Exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
The information required by this item is included in Item 2.03 below and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On June 15, 2020, Axalta Coating Systems, LLC and Axalta Coating Systems Dutch Holding B B.V. (collectively, the “Issuers”), each an indirect, wholly owned subsidiary of Axalta Coating Systems Ltd. (the “Company”), issued $500.0 million in aggregate principal amount of 4.750% Senior Notes due 2027 (the “Notes”). The Notes were issued pursuant to an indenture, dated June 15, 2020 (the “Indenture”), among the Issuers, the guarantors named therein and Wilmington Trust, National Association, as trustee. The Notes pay interest semi-annually in arrears. The Notes were offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.
Optional Redemption Provisions and Change of Control Repurchase Right
At any time prior to June 15, 2023, upon not less than 10 nor more than 60 days’ notice, the Notes will be redeemable at the Issuers’ option, in whole at any time or in part from time to time, at a price equal to 100.0% of the principal amount of the Notes redeemed, plus a make-whole premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Beginning June 15, 2023, the Issuers may redeem the Notes, at their option, in whole at any time or in part from time to time, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date. The redemption price includes a call premium that varies (from 2.375% to 0%) depending on the year of redemption.
In addition, at any time prior to June 15, 2023, the Issuers may redeem up to 40.0% of the aggregate principal amount of the Notes at a redemption price equal to 104.750% of the principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date, with the net cash proceeds from sales of one or more equity offerings.
In connection with any tender offer or other offer to purchase Notes, including pursuant to a change of control, alternate offer or asset sale offer, each as defined in the Indenture, if not less than 90.0% of the Notes outstanding are purchased by the Issuers or a third party, the Issuers or such third party will have the right to redeem or purchase, as applicable, all Notes that remain outstanding following such purchase at a price equal to the price paid to holders of the Notes in such purchase. The holders of the Notes will also have the right to require the Issuers to repurchase their Notes upon the occurrence of a change in control, at an offer price equal to 101.0% of the principal amount of the Notes plus accrued and unpaid interest, if any, to (but not including) the date of repurchase.
Ranking
The Notes and related guarantees are the Issuers’ and the guarantors’ senior unsecured obligations. The Notes are guaranteed by the Company and each of the Company’s existing and future subsidiaries that is a borrower, or that guarantees obligations, under the Company’s senior secured credit facilities. Under the terms of the Indenture, the Notes and related guarantees rank equally in right of payment with all of the Issuers’ and the guarantors’ existing and future senior debt, including borrowings under the Company’s senior secured credit facilities, and rank contractually senior in right of payment to the Issuers’ and the guarantors’ existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes. The Notes and related guarantees are effectively subordinated to the Issuers’ and the guarantors’ existing and future secured indebtedness, including borrowings under the Company’s senior secured credit facilities, to the extent of the value of the assets securing such indebtedness. The Notes and related guarantees are structurally subordinated to all existing and future indebtedness and liabilities (including trade payables) of the Company’s subsidiaries that do not guarantee the Notes.
Restrictive Covenants
The Indenture contains covenants that limit the Company’s (and its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) pay dividends, redeem stock or make other distributions; (iii) make other restricted payments or investments; (iv) create liens on assets; (v) transfer or sell assets; (vi) create restrictions on payment of dividends or other amounts by the Company to the Company’s restricted subsidiaries; (vii) engage in mergers or consolidations; (viii) engage in certain transactions with affiliates; and (ix) designate the Company’s subsidiaries as unrestricted subsidiaries. Many of the covenants contained in the Indenture will not be applicable, and the subsidiary guarantees of the Notes will be released, during any period when the Notes have an investment grade rating.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Use of Proceeds
The net proceeds from the offering will be used for general corporate purposes and to pay related transaction costs and expenses.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 15, 2020, by and among the Issuers, the guarantors named therein and Wilmington Trust, National Association, as trustee (including the form of Note).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	June 15, 2020	By:	/s/ Sean M. Lannon
Sean M. Lannon
Senior Vice President and Chief Financial Officer